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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              EMCARE HOLDINGS INC.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware         1717 Main Street, Suite 5200           13-3645287
     (State or Other           Dallas, Texas 75201            (I.R.S. Employer
     Jurisdiction of              (214) 712-2000             Identification No.)
     Incorporation or
      Organization)       (Address of Principal Executive
                            Offices Including Zip Code)
                            ---------------------------


                              EMCARE HOLDINGS INC.
                      AMENDED AND RESTATED STOCK OPTION AND
                         RESTRICTED STOCK PURCHASE PLAN
                            (Full Title of the Plan)
                            ------------------------

                             Robert F. Anderson, II
        Chief Financial Officer, Senior Vice President, Treasurer, and Secretary
                              EmCare Holdings Inc.
                          1717 Main Street, Suite 5200
                               Dallas, Texas 75201
                     (Name and Address of Agent For Service)
                     ---------------------------------------

                                 (214) 712-2000
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
- ------------- ------------ ------------------ ----------------- ----------------

  Title of
 Securities                 Proposed Maximum  Proposed Maximum
   to be      Amount to be   Offering Price       Aggregate         Amount of
 Registered    Registered       Per Share      Offering Price   Registration Fee
- ------------- ------------ ------------------ ----------------- ----------------
- ------------- ------------ ------------------ ----------------- ----------------
Common Stock,
    par
 value $.01
  per share   2,000,000(1)     $25.375(2)      $50,750,000(2)       $17,500
- ------------- ------------ ------------------ ----------------- ----------------

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement on Form S-8 (this "Registration Statement") also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.(3)
(1)   This  Registration  Statement  registers  the  issuance  or  transfer  of:
      (i) 2,000,000 shares of the common stock, par value $.01 per share (the "Shares") of EmCare Holdings Inc., a Delaware corporation ("the Company"), presently reserved for issuance under the EmCare Holdings Inc. Amended and Restated Stock Option and Restricted Stock Purchase Plan, as amended (the "Plan"), (ii) additional Shares that become available under the Plan in connection with certain changes in the number of outstanding Shares because of such things as recapitalizations, stock dividends, and stock splits, and (iii) any other securities with respect to which the outstanding Shares are converted or exchanged. The Company has previously registered the issuance or transfer of an aggregate of 1,250,000 shares of common stock, par value $.01 per share issuable under the Plan. On May 16, 1996, the shareholders of the Company voted to approve an amendment to the Plan which makes the Shares issuable thereunder (in addition to the previously registered 1,250,000 shares).
(2) Pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act, the Company has determined the proposed maximum offering price per Share (solely for the purpose of calculating the filing fee herein) to be $25.375. This price is the average of the the high and low prices of the Company's common stock on September 24, 1996, a date which is within five business days before the filing of this Registration Statement. Pursuant to Paragraph (h) of Rule 457, the Company does not owe a separate registration fee with respect to the Plan interests.
(3) These Plan interests may include awards of restricted stock, incentive stock options, and non-qualified stock options.

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                  This Registration Statement registers additional securities of the same  class as other  securities  for which  Registration  Statement  Number
33-95684 on Form S-8 as filed with the Commission on August 10, 1995 is currently effective. Pursuant to General Instruction E to Form S-8, the contents of the registration statement described above are hereby incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement.

                  For administrative  convenience,  this Registration  Statement registers the issuance of all of the additional 2,000,000 Shares available for issuance under the Plan. As the Plan may permit the issuance of Shares to ineligible individuals under General Instruction A(1) to Form S-8, however, the issuance of any Shares to such individuals shall be deemed not to be covered by this Registration Statement. To the extent that the Company may not register the issuance of Shares pursuant to the exercise of stock options vested before the filing of this Registration Statement with the Securities and Exchange Commission (the "Commission"), this Registration Statement shall also be deemed not to cover the issuance of such Shares.


Item 8.  Exhibits.

         Exhibit No.                    Description
         -----------                    -----------

            4.1 EmCare Holdings Inc. Amended and Restated Stock Option and Restricted Stock Purchase Plan.


            5.1          Opinion of Gibson, Dunn & Crutcher LLP.

           23.1 Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit No. 5.1)

           23.2          Consent of Ernst & Young LLP.


                                    SIGNATURES

                  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 27th day of September, 1996.

                              EMCARE HOLDINGS INC.



                                            By:      /s/ Robert F. Anderson, II
                                            Name:    Robert F. Anderson, II
                                            Title:   Chief Financial Officer,
                                                     Senior Vice President,
                                                     Treasurer, and Secretary

                      [SIGNATURES CONTINUED ON THE NEXT PAGE]




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                  Pursuant  to the  requirements  of the  Securities  Act,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.


  Name and Signature                     Title                      Date
  ------------------                     -----                      ----



/s/ Andrew G. Buck              Chief Accounting Officer and  September 27, 1996
- ----------------------------      Vice President
ANDREW G. BUCK


/s/ Robert F. Anderson, II      Chief Financial Officer,      September 27, 1996
- ----------------------------      Senior Vice President,
ROBERT F. ANDERSON, II            Treasurer, and Secretary


/s/ Terry Hartshorn             Director                      September 27, 1996
- -----------------------------
TERRY HARTSHORN


/s/ James T. Kelly              Director                      September 27, 1996
- -----------------------------
JAMES T. KELLY


/s/ William F. Miller, III      President, Chief Operating    September 27, 1996
- -----------------------------     Officer, and Director
WILLIAM F. MILLER, III


/s/ Andrew M. Paul              Director                      September 27, 1996
- ------------------------------
ANDREW M. PAUL


/s/ Leonard M. Riggs, Jr., M.D.  Chairman of the Board,       September 27, 1996
- -------------------------------    Chief Executive Officer,
LEONARD M. RIGGS, JR., M.D.        and Director



/s/ Richard H. Stowe             Director                     September 27, 1996
- -------------------------------
RICHARD H. STOWE



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                               EXHIBIT INDEX


 Exhibit No.                  Description                               Page No.
- --------------------------------------------------------------------------------

  4.1        EmCare Holdings Inc. Amended and Restated Stock Option
                  and Restricted Stock Purchase Plan.....................     5

  5.1        Opinion of Gibson, Dunn & Crutcher LLP......................    21

 23.1        Consent of Gibson, Dunn & Crutcher LLP
             (included in Exhibit No. 5.1)...............................   N/A

 23.2        Consent of Ernst & Young LLP................................    23


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